Exhibit 10.3

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to Securities Purchase Agreement (this “Amendment”) is entered into as of August 27, 2026, by and between CHINA SXT PHARMACEUTICALS INC., a British Virgin Islands business company (the “Company”), and Smart Mart Limited (the “Investor”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement, dated as of July 3, 2026 (the “Agreement”), by and between the Company and the Investor.

RECITALS

WHEREAS, the Company effectuated an 80-for-1 reverse stock split of its Class A ordinary shares (the “Reverse Stock Split”);

WHEREAS, as a result of the Reverse Stock Split, the Floor Price (as defined in the Agreement) adjusted from $0.20 per share to $16.00 per share; and

WHEREAS, the parties desire to amend the Agreement to reset the Floor Price as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment to Floor Price. The definition of “Floor Price” as set forth in Section 1.6 of the Agreement and in the Pre-Paid Purchase (including in the definition of “Floor Price” in Attachment 1 thereto) is hereby amended to replace “$16.00” (as adjusted for the Reverse Stock Split) with “$0.2”, such that the Floor Price shall mean $0.2 per share, subject to further adjustment for any share split, share dividend, share combination, recapitalization or other similar transaction.

2. Full Force and Effect. Except as expressly amended hereby, the Agreement (including the Pre-Paid Purchase and all Attachments thereto) shall remain in full force and effect in accordance with its terms.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:

CHINA SXT PHARMACEUTICALS INC.

By:	/s/ Feng Zhou
Name:	Feng Zhou
Title:	Co-Chief Executive Officer

INVESTOR:

SMART MART LIMITED

By:	/s/ Wong Soon Kong
Name:	WONG SOON KONG
Title:	Director